SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Sections 240.14a-11(c) or
         Section 240.14a-12

                           WESTELL TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         1)      Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)      Proposed maximum aggregate value of transaction:

         5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:

                           WESTELL TECHNOLOGIES, INC.
                             750 North Commons Drive
                             Aurora, Illinois 60504
                                 (630) 898-2500




                    Notice of Annual Meeting of Stockholders
                               September 22, 2005

TO THE STOCKHOLDERS:


     The Annual Meeting of Stockholders of Westell Technologies, Inc. (the "Company") will be held at the Company's Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois on Thursday, September 22, 2005 at 10:00 a.m. Central Daylight Time for the following purposes:

     1.   To elect eight directors;

     2. To vote on a proposal to ratify the appointment of independent auditors; and

     3.   Any other matters that properly come before the meeting.

     The Board of Directors has fixed the close of business on July 25, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                              By Order of the Board of Directors




                              Nicholas C. Hindman, Sr.
                              Senior Vice President and Chief Financial Officer




July 29, 2005


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                           WESTELL TECHNOLOGIES, INC.
                             750 North Commons Drive
                             Aurora, Illinois 60504
                                   -----------
                                 Proxy Statement
          Annual Meeting of Stockholders to be held September 22, 2005
                                   -----------

To the Stockholders of
WESTELL TECHNOLOGIES, INC.:

     This Proxy Statement is being mailed to stockholders on or about August 12, 2005 and is furnished in connection with the solicitation by the Board of Directors of Westell Technologies, Inc (the "Company") of proxies for the Annual Meeting of Stockholders to be held at the Company's Corporate Headquarters, 750 North Commons Drive, Aurora, IL on Thursday, September 22, 2005 at 10:00 a.m. Central Daylight Time for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. If no directions are specified on a duly submitted Proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR the election of the directors nominated by the Board, FOR Proposal No. 2 and in accordance with the discretion of the persons appointed as proxies on any other matter properly brought before the meeting. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company or by attending the meeting and voting in person.

     A majority of the outstanding voting power of Class A Common Stock and Class B Common Stock entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. A quorum is needed for any proposal to be adopted.

     The affirmative vote of the holders of a plurality of the voting power of the Company entitled to vote and represented in person or by proxy at the meeting is required for the election of directors. The affirmative vote of holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock of the Company, voting together as a single class, represented in person or by proxy at the meeting is required to ratify the appointment of the independent auditors but will not effect the election of directors.

     Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote and will have the same effect as votes against any such matters. Broker "non-votes" and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. Broker "non-votes" will have no effect on the outcome of the election of directors or the ratification of the appointment of independent auditors. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     With regard to approving any other proposal submitted to a vote at the meeting, the affirmative vote of holders of a majority of the voting power of the Company presented in person or by proxy at the meeting is required.

     Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

     The Annual Report to Stockholders on Form 10-K for fiscal year ended March 31, 2005 ("fiscal 2005") accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company at the address indicated above.

     Only holders of record of Class A Common Stock or Class B Common Stock at the close of business on July 25, 2005 are entitled to vote at the meeting. As of July 25, 2005, the Company had outstanding 53,392,575 shares of Class A Common Stock and 14,741,872 shares of Class B Common Stock (collectively, the "Common Stock"), and such shares are the only shares entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the Annual Meeting.

                        SECURITIES BENEFICIALLY OWNED BY
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of June 21, 2005, of each director, each Named Executive Officer identified in the summary compensation table below, and all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Persons who have the power to vote or dispose of Common Stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock.

                                                                             PERCENT OF     PERCENT OF      PERCENT OF
                                    NUMBER OF           NUMBER OF            CLASS A        CLASS B         TOTAL
DIRECTORS AND NAMED EXECUTIVE       CLASS A             CLASS B              COMMON         COMMON          VOTING
OFFICERS                            SHARES(1)(2)        SHARES(2)            STOCK          STOCK           POWER(3)
-------------------------------     ------------        -------------        -----------    ------------    -----------

Robert C. Penny III........             170,940  (7)      13,714,302  (4)             *           93.0%          48.3%
Melvin J. Simon............             436,410  (5)(8)   14,741,871  (4)(6)          *          100.0%          52.2%
John W. Seazholtz..........             179,000                   --                  *              --              *
E. Van Cullens.............           1,218,082                   --               2.2%              --              *
Paul A. Dwyer..............             255,900                   --                  *              --              *
Eileen A. Kamerick.........              10,000                   --                  *              --              *
Roger L. Plummer...........              44,000                   --                  *              --              *
Bernard F. Sergesketter....              79,900                   --                  *              --              *
Nicholas C. Hindman, Sr....             174,200                   --                  *              --              *
John  C. Clark.............              68,530                   --                  *              --              *
William J. Noll............             289,000                   --                  *              --              *
Timothy J. Reedy                         60,000                   --                  *              --              *
All Directors and Executive
Officers as a group (12
Persons)...................           2,985,962           14,741,871               5.4%          100.0%          54.4%
------------------
*   Less than 1%
(1)  Includes options to purchase shares that are exercisable within 60 days of June 21, 2005 as follows: Mr. Simon:
     178,000 shares; Mr. Seazholtz: 169,000 shares; Mr. Cullens: 1,154,682 shares; Mr. Dwyer: 220,900 shares; Ms.
     Kamerick: 10,000 shares; Mr. Plummer: 39,000 shares; Mr. Sergesketter: 69,900 shares; Mr. Hindman: 104,200 shares;
     Mr. Clark: 18,530 shares; Mr. Noll: 269,000 shares; Mr. Reedy: 60,000 shares; and all directors and officers as a group: 2,720,562 shares.
(2)  Holders of Class B Common Stock have four votes per share and holders of Class A Common Stock have one vote per share. Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis.
(3)  Percentage of beneficial ownership is based on 54,911,543 shares of Class A Common Stock and 14,741,872 shares of
     Class B Common Stock outstanding as of June 21, 2005.
(4)  Includes 13,714,032 shares of Class B Common Stock held by Messrs. Penny and Simon, as Trustees pursuant to a
     Voting Trust Agreement dated February 23, 1994, as amended (the "Voting Trust"), among Robert C. Penny III and
     Melvin J. Simon, as trustees (the "Trustees"), and certain members of the Penny family and the Simon family. The
     Trustees have joint voting and dispositive power over all shares in the Voting Trust. Messrs. Penny and Simon each disclaim beneficial ownership with respect to all shares held in the Voting Trust in which they do not have a pecuniary interest. The Voting Trust contains 2,939,911 shares held for the benefit of Mr. Penny and 137,804 shares held for the benefit of Mr. Simon. The address for Messrs. Penny and Simon is Melvin J. Simon & Associates, Ltd.,
     4343 Commerce Court, Suite 616, Lisle, Illinois 60532.
(5)  Includes 2,000 shares held in trust for the benefit of Makayla G. Penny, Mr. Penny's daughter, for which Mr. Simon is trustee and has sole voting and dispositive power; Mr. Simon disclaims beneficial ownership of these shares.

                                                          -2-


(6)  Includes 20,965 shares held in trust for the benefit of Sheri A. Simon and 20,965 shares held in trust for Stacy L.
     Simon, Melvin J. Simon's daughters, for which Natalie Simon, Mr. Simon's wife, is custodian and has sole voting and dispositive power; includes 985,639 shares held in trust for the benefit of Mr. Penny's children for which Mr.
     Simon is trustee and has sole voting and dispositive power. Mr. Simon disclaims beneficial ownership of these shares.
(7)  Includes warrants to purchase 170,940 shares that are exercisable within 60 days of June 21, 2005 that are held in trusts of which Mr. Penny is a co-trustee.
(8)  Includes warrants to purchase 256,410 shares that are exercisable within 60 days of June 21, 2005 that are held in trusts that Mr. Simon is a trustee and has sole voting power.


CERTAIN STOCKHOLDERS

     The following table sets forth certain information with respect to each person known by the Company to be the beneficial owner of more than five percent of either class of its outstanding Common Stock, other than Messrs.Penny and Simon whose information is set forth above. Such information is based upon a review by the Company of the most recent reports filed with the Securities and Exchange Commission by such beneficial owners.

                                                                                 PERCENT OF                   PERCENT OF
                                                    NUMBER OF      NUMBER OF     CLASS A       PERCENT OF     TOTAL
                                                    CLASS A        CLASS B       COMMON        CLASS B        VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)             SHARES(2)      SHARES(2)     STOCK         COMMON STOCK   POWER(3)
-------------------------------------------------   -------------  ------------  ------------  -------------  ------------

Wellington Management Co. LLP
75 State Street
Boston, MA 02109-1809                                  5,281,000            --          9.6%             --             *
Becker Capital Management
1211 SW Fifth Avenue, Suite 2185
Portland, OR  97204-1911                               3,908,030            --          7.1%             --             *
Schroder Investment Management (UK) Ltd 31
Gresham Street
London  EC2V 7QA  UK.                                  2,912,400            --          5.3%             --             *
------------------
(1)  In its capacity as an investment manager, the beneficial owner may be deemed to beneficially own the shares of
     Class A Common Stock listed in the table. The shares listed in the table are held by the beneficial owner for its own account or for the account of its clients.
(2)  Holders of Class B Common Stock have four votes per share and holders of Class A Common Stock have one vote per share. Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis


PROPOSAL NO. 1:  ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors are to be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. The Bylaws of Westell Technologies, Inc. provide that not less than six nor more than ten directors shall constitute the Board of Directors.

     The Board of Directors has no reason to believe that any such nominee will be unable to serve. It is intended that the proxies will be voted for the nominees listed below. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising by the persons named in the proxies, based upon a recommendation by the Board of Directors. The persons named in the proxies may alternatively vote to allow the vacancy created thereby to remain open until filled by the Board of Directors.

NOMINEES

     The following table sets forth certain information with respect to the nominees, all of whom are current members of the present Board of Directors.

                                 Director
Name and Age                        Since         Principal Occupation and Other Information
------------                        -----         ------------------------------------------

John W. Seazholtz (68)               1997         John W. Seazholtz has served as Director of the Company since December
                                                  1997 and was elected Chairman in April 2000. Mr. Seazholtz was
                                                  President and Chief Executive Officer of Telesoft America, Inc. from
                                                  May 1998 to May 2000. In April 1998, Mr. Seazholtz retired as Chief
                                                  Technology Officer - Bell Atlantic where he had served since June
                                                  1995. Mr. Seazholtz previously served as Vice President Technology and
                                                  Information Services - Bell Atlantic and in other executive capacities with Bell Atlantic beginning in 1962. Mr. Seazholtz currently serves as a Director for Iteris, Inc. (formerly Odetics, Inc.), a supplier of digital data management products for the security, broadcast and computer storage markets. He is Chairman of eWay Group, a private consulting firm. He is on the Board of Overseers of N.J. Institute of
                                                  Technology.

E. Van Cullens (59)                  2001         E. Van Cullens has served as President, Chief Executive Officer and
                                                  Director of the Company since July 2001. Prior to joining the Company,
                                                  Mr. Cullens operated Cullens Enterprises, LLC, a management consulting firm focused in telecommunications, from June 2000 through June 2001.
                                                  From June 1999 to May 2000, Mr. Cullens served as President and Chief
                                                  Operating Officer of Harris Corporation and served as President,
                                                  Communications Sector from May 1997 to June 1999. Mr. Cullens served in various executive capacities with Siemens A. G. and affiliated companies from January 1991 to April 1997. Mr. Cullens was with
                                                  Stromberg-Carlson from May 1984 until January 1991 when
                                                  Stromberg-Carlson was acquired by Siemens. From May 1972 to April
                                                  1984, Mr. Cullens held various management positions with GTE
                                                  Corporation.

Paul A. Dwyer (71)                   1996         Paul A. Dwyer has served as a Director of the Company since January
                                                  1996. Mr. Dwyer, now retired, served as Chief Financial Officer of
                                                  Henry Crown and Company, a private investment firm from February 1981 to December 1999, and as Vice President - Administration of Longview
                                                  Management Group, LLC, a registered investment advisor, from October
                                                  1998 to December 1999. Mr. Dwyer serves as a Director for McHenry
                                                  Bancorp Inc., McHenry Savings Bank and Rush Computer Rentals, Inc.

Eileen A. Kamerick (46)              2003         Eileen A. Kamerick has served as a Director of the Company since
                                                  December 2003. Ms Kamerick currently serves as the Chief Financial
                                                  Officer of Heidrick and Struggles (NASDAQ HSII), an international provider of senior level executive search and leadership development services. Previously, Ms. Kamerick was chief financial officer and executive vice president of Bcom3 Group, Inc., a leading international holding company specializing in advertising and marketing services.
                                                  Ms. Kamerick also has held senior finance and legal positions for BP
                                                  Amoco Corporation, GE Capital AFS and Whirlpool Corporation. Ms.
                                                  Kamerick serves as a Board member of ServiceMaster, Inc. (NYSE SVM)

                                                          -4-


                                                  and serves on the company's Audit Committee. In addition, Ms. Kamerick serves as a Board member of The Boys and Girls Club of Chicago, The
                                                  Senior Businesswomen's Forum and the Mid America Club.

Robert C. Penny III (52)             1998         Robert C. Penny III has served as a Director of the Company since
                                                  September 1998. He is the owner of Eastwood Land & Cattle and has been the managing partner of P.F. Management Co., a private investment company, since May 1980.

Roger L. Plummer (63)                2001         Roger L. Plummer has served as a Director of the Company since
                                                  September 2001. Mr. Plummer currently serves as the Managing Director of the International Engineering Consortium. Mr. Plummer also serves as a consultant in communication technology and corporate organization and culture. Mr. Plummer previously served in various executive capacities at Ameritech and its predecessor, Illinois Bell, including
                                                  President of the Ameritech Custom Business Services unit. Mr. Plummer serves as a Board member of; DePaul University, University of Illinois
                                                  Foundation, Chicago public television Channel 11, Association of
                                                  Public Television Stations, Accreditation Council of Graduate Medical
                                                  Education, Rush Hospital Neurobehavioral Center, and the Chicago
                                                  Symphony Orchestra Governing Members Organization.

Bernard F. Sergesketter (69)         2000         Bernard F. Sergesketter has served as a Director of the Company since
                                                  March 2000. Mr. Sergesketter is Chairman and Chief Executive Officer
                                                  of Sergesketter & Associates, a marketing consulting firm, since 1994.
                                                  He served as a Vice President of AT&T from January 1983 to August
                                                  1994. Mr. Sergesketter was a Director of Teltrend, Inc, a wholly owned subsidiary of the Company, from January 1996 to March 2000 and currently serves as a Director of Solar Communications Inc., the
                                                  Illinois Institute of Technology and The Sigma Chi Foundation.

Melvin J. Simon (60)                 1992         Melvin J. Simon has served as Assistant Secretary of the Company since
                                                  July 1995 and as a Director of the Company since August 1992. From
                                                  July 1995 to April 2003, Mr. Simon served as Assistant Treasurer of the Company. From August 1992 to July 1995, Mr. Simon served as
                                                  Secretary and Treasurer of the Company. A Certified Public Accountant,
                                                  Mr. Simon founded and has served as President of Melvin J. Simon &
                                                  Associates, Ltd., a public accounting firm, since May 1980. Mr. Simon serves as a Director of the Company's 91.5% owned subsidiary
                                                  Conference Plus, Inc.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

PROPOSAL NO. 2:    RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Company's independent auditors for fiscal 2005 were Ernst & Young LLP. Selection of independent auditors is made by the Audit Committee.

     Although we are not required to do so, we believe that it is appropriate to request that stockholders ratify the appointment of Ernst & Young. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and reconsider the appointment. Representatives of Ernst & Young will be at the Annual Meeting, will be given the opportunity to make a statement and will be available to respond to appropriate questions.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING MARCH 31, 2006.

DETERMINATION OF NON-EMPLOYEE DIRECTOR INDEPENDENCE

     The Board of Directors has determined that each of Messrs. Seazholtz, Dwyer, Penny, Plummer, Sergesketter and Simon and Ms. Kamerick, is an independent director as defined in the corporate governance requirements of the Nasdaq National Market (referred to herein as the Nasdaq listing standards) and the rules of the Securities and Exchange Commission.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

     The Board of Directors held fourteen meetings during fiscal 2005. All directors attended at least 75% of the aggregate number of such meetings and of meetings of Board committees on which they served in fiscal 2005. Following the regular Board meetings, the non-employee independent directors periodically conduct separate meetings. The Board is authorized to directly engage outside consultants and legal counsel to assist and advise.

     The Board of Directors currently has six standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee, the Nominating Committee and the Technology Committee.

     The Audit Committee (currently comprised of Messrs. Dwyer (Chair), Sergesketter, and Ms. Kamerick) met seven times in fiscal 2005. The Audit Committee generally has direct responsibility for appointing, compensating, retaining and overseeing the work of any independent auditors. The Committee also is responsible for reviewing the plan and scope of the annual audit, reviewing the Company's audit and control functions, reviewing and pre-approving audit and permissible non-audit services and reporting to the full Board of Directors regarding all of the foregoing and carrying out the other responsibilities set forth in its charter. The Board of Directors has designated each member of the Audit Committee as an "audit committee financial expert," as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Board of Directors has determined that each current member of the Audit Committee is independent as defined in the Nasdaq listing standards and in the Sarbanes-Oxley Act of 2002. The Audit Committee charter is available on the Company's website at www.westell.com.

     The Compensation Committee (currently comprised of Messrs. Dwyer (Chair), Penny, Plummer and Seazholtz) met seven times in fiscal 2005. The Board of Directors has determined that each current member of the Compensation Committee is independent as defined in the Nasdaq listing standards. The functions of the Compensation Committee consist of determining executive officers' salaries and bonuses as well as administering and determining awards to be granted under the Company's 1995 Stock Incentive Plan and Employee Stock Purchase Plan and the 2004 Stock Incentive Plan.

     The Finance Committee (comprised of Messrs. Simon (Chair), Cullens and Dwyer) did not meet in fiscal 2005. The functions of the Finance Committee consist of making recommendations to the Board of Directors as to financial matters and as to such matters as shall be referred to it by the Board of Directors. The Finance Committee also periodically reviews the investment policies and performance of the Company.

     The Technology Committee (comprised of Messrs. Seazholtz (Chair), Sergesketter, Plummer and Cullens) met once in fiscal 2005. The Technology Committee was established to insure alignment between the Company's technology initiatives and its overall business strategy.

     The Nominating Committee (comprised of Messrs. Seazholtz (Chair), Plummer, Sergesketter and Ms. Kamerick) met once in fiscal 2005. The Nominating Committee is responsible for: developing the criteria and qualifications for membership on the Board; reviewing and making recommendations to the Board as to whether existing directors should stand for re-election; considering, screening and recommending candidates to fill new or open positions on the Board; recommending Director nominees for approval by the Board and the stockholders; recommending Director nominees for each of the Board's committees; reviewing candidates recommended by shareholders; and conducting appropriate inquiries into the backgrounds and qualifications of possible candidates. In general, director qualifications include highest ethical and moral standards, business experience and expertise, industry and technology experience and knowledge applicable to the Company's industry and corporate management experience. The Board of Directors has determined that each of the members of the Nominating Committee is independent as such term is defined in the Nasdaq listing standards. The Nominating Committee charter is available on the Company's website at www.westell.com.

     The Executive Committee (comprised of Messrs. Seazholtz (Chair), Cullens, Penny and Plummer) did not meet in fiscal 2005.

        Directors who are not employees of the Company each receive $25,000 per year for services rendered as directors. Directors who are members of board committees receive $2,000 per in person committee meeting. On January 5, 2005, outside directors were each granted 25,000 stock options to purchase shares that vest annually over four years with the exception of John Seazholtz who received 35,000 stock options. The exercise price for such options was based on the fair market value of the stock on the day of grant. In addition, all directors may be reimbursed for certain expenses incurred in connection with attendance at Board and Committee meetings. Mr. Simon also receives $1,250 each quarter for his services as a director of Conference Plus, Inc., a subsidiary of the Company. Other than as described in this paragraph, directors who are employees of the Company do not receive additional compensation for service as directors.

NOMINATING PROCEDURES

     As described above, the Company has a Nominating Committee. The Nominating Committee considers many factors when considering candidates for the Board of Directors and strives for the Board to be comprised of directors with a variety of experience and backgrounds who have high-level managerial experience in a complex organization and who represent the balanced interest of stockholders as a whole rather than those of special interest groups. Other important factors in Board composition include strength of character, mature judgment, specialized expertise, relevant technical skills, diversity, level of education, broad-based business acumen, experience and understanding of strategy and policy-setting and the extent to which the candidate would fill a present need on the Board of Directors. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily by the Nominating Committee.

     In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a Nominating Committee recommended nominee. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. In the case of current Directors being considered for renomination, the Nominating Committee will also take into account the director's history of attendance at meetings of the Board of Directors or its committees, the Director's tenure as a member of the Board of Directors, and the Director's preparation for and participation in such meetings.

     The Nominating Committee considers candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the proposal. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year. Candidates are recommended to the Board of Directors after consultation with the Chairman of the Board.

     Stockholders who wish to suggest qualified candidates should write to the Secretary, Westell Technologies, Inc., 750 North Commerce Drive, Aurora, Illinois 60504, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders of the Company must comply with the Company's bylaws regarding stockholder proposals and nominations. See "Proposals of Stockholders" contained herein.

ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS

     The Company expects all board members to attend the annual meeting of stockholders, but from time to time, other commitments may prevent all directors from attending each meeting. All directors attended the most recent annual meeting of shareholders, which was held on September 23, 2004.

COMMUNICATIONS WITH DIRECTORS

     The Board of Directors has established a process for stockholders to communicate with members of the Board. If a stockholder has any concern, question or complaint regarding any accounting, auditing or internal controls matters, as well as any issues arising under Westell's Code of Business Conduct or other matters that he or she wishes to communicate to Westell's Audit Committee or Board of Directors, the stockholder can reach the Westell Board of Directors by mail at Westell Technologies, Inc., Board of Directors, 750 North Commons Drive, Aurora, IL 60504. From time to time, the Board of Directors may change the process that stockholders may communicate to the Board of Directors or its members. Please refer to our website at www.westell.com for any changes in this process.

                               EXECUTIVE OFFICERS

     The following sets forth certain information with respect to the current executive officers of the Company. Please refer to the information contained above under the heading "Election of Directors" for biographical information of executive officers who are also directors of the Company.

Name                           Age        Position
----                           ---        --------
E. Van Cullens                 59         President and Chief Executive Officer
Nicholas C. Hindman, Sr.       54         Treasurer, Secretary, Senior Vice President and Chief Financial Officer
John C. Clark                  57         Senior Vice President of Operations
William J. Noll                63         Senior Vice President  and Chief Technology Officer
Timothy J. Reedy               43         Chief Executive Officer of Conference Plus, Inc.


     Nicholas C. Hindman, Sr. has served as Treasurer, Secretary, Senior Vice President and Chief Financial Officer since March, 2000 and as acting Treasurer, Secretary, Vice President and Chief Financial Officer of the Company from May 1999 to February 2000.

     John C. Clark has served as Senior Vice President of Operations since April 2001. Prior to joining the Company, Mr. Clark was Vice President of Manufacturing from September 1998 to October 2000 with 3COM. Mr. Clark was Director of Material Management at US Robotics/3COM from January 1996 to September 1998. From 1994 to 1996, Mr. Clark served as Area Vice President of Operations for Caremark. He also served as Director of Materials Management for Caremark from 1991 to 1996.

     William J. Noll has served as Senior Vice President and Chief Technology Officer of Westell, Inc. since May 1997. Prior to joining the Company, Mr. Noll was Vice President and General Manager of Residential Broadband at Northern Telecom from October 1995 to May 1997. Mr. Noll held other various Vice President and Assistant Vice President positions at Northern Telecom from June 1988 to October 1996, and was Vice President Network Systems at Bell Northern Research from November 1986 to June 1988.

     Timothy J. Reedy has served as Chief Executive Officer of Conference Plus, Inc since October 2002. Prior to joining the Company, Mr. Reedy was Vice President, Finance and Marketing with MCI/WorldCom Conferencing. From 1993 to 1995, Mr. Reedy also served as Vice President, Finance and Marketing at Darome Teleconferencing. From 1984 to 1993, Mr. Reedy held several management positions with the former Ameritech Mobile Communications, Inc.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the fiscal years ended March 31, 2003, 2004 and 2005, with respect to all compensation paid or earned for services rendered to the Company by the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers who were executive officers at March 31, 2005 (together, the "Named Executive Officers").

                                                      SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                            ANNUAL COMPENSATION                                       COMPENSATION
----------------------------------------------------------------------------      -------------------------  ----------
                                                                  OTHER           RESTRICTED   SECURITIES    ALL OTHER
                                                                  ANNUAL             STOCK     UNDERLYING     COMPEN-
                                 FISCAL    SALARY    BONUS       COMPEN-            AWARDS     OPTIONS(2)     SATION
NAME AND PRINCIPAL POSITION       YEAR       ($)       ($)       SATION($)           ($)(1)      (SHARES)      ($)
-------------------------------  --------  --------  ---------  ------------      ------------ ------------  ----------

E.Van Cullens                       2005   469,385    240,000         5,826 (3)             -      100,000     656,150 (6)
President and Chief                 2004   471,807    195,000        34,395 (4)             -            -     621,000 (6)
Executive  Officer                  2003   433,187     50,000             -                 -      195,541           -

John C. Clark                       2005   244,809    162,000             -           335,250            -       6,150 (7)
Senior Vice President of            2004   246,446    140,622             -                 -       40,000       6,000 (7)
Operations                          2003   239,239     96,465        31,714 (5)             -      114,572       6,000 (7)

Nicholas C. Hindman, Sr.            2005   240,817    162,000             -           469,350            -       6,150 (7)
   Treasurer, Secretary,            2004   240,286    140,622             -                 -       40,000       6,000 (7)
   Senior Vice President and        2003   196,854     96,465             -                 -      100,498       5,715 (7)
   Chief Financial Officer

William J. Noll                     2005   230,566    162,000             -           134,100            -       6,150 (7)
   Senior Vice President of         2004   229,542    141,122             -                 -       40,000       6,000 (7)
   Research & Development and       2003   183,938     84,407             -                 -       94,581       6,000 (7)
   Chief Technology Officer

Timothy J. Reedy(8)                 2005   244,615    148,500             -                 -       50,000      10,447 (7)
   Chief Executive Officer of       2004   231,058    231,250             -                 -            -       2,584 (7)
   Conference Plus, Inc.            2003    91,731     50,000             -                 -      100,000           -
-------------------------------

(1)  Represents the value on the grant date of a restricted stock award granted on January 3, 2005 under the Westell
     Technologies, Inc. 2004 Stock Incentive Plan as follows: Mr. Hindman: 70,000 shares; Mr. Clark: 50,000 shares; and
     Mr. Noll: 20,000 shares. For Mr. Hindman and Mr. Clark, the restricted stock awards will vest in full on June 1,
     2008 subject to continued employment with the Company on that date. In the case of Mr. Noll, the restricted stock award will vest on March 31, 2007, subject to Mr. Noll's continued services to the Company on that date. Each restricted stock award is subject to partial vesting in the event of death, disability or involuntary termination other than for cause, as defined in the restricted stock award, based upon the number of months worked prior to the vesting date of the stock award. Dividends (if any) will be paid on the restricted stock at the same rate as other outstanding shares of the Company's Class A Common Stock. The value of these shares as of March 31, 2005 was
     $308,100, $271,500 and $108,600 for Mr. Hindman, Mr. Clark and Mr. Noll, respectively.
(2)  Stock options granted were non-qualified stock options of Class A Common Stock and were issued under the 2004 and
     1995 Stock Incentive Plans of the Company (the "Plans").
(3)  Represents reimbursed professional services, life insurance and tax gross up.
(4)  Represents reimbursed relocation expense, professional services, life insurance and tax gross up.
(5)  Represents reimbursed relocation expense and tax gross up.

                                                          -9-


(6)  Includes $650,000 and $615,000 for fiscal years 2005 and 2004, respectively, accrued under the Company's deferred compensation agreement with Mr. Cullens for which amounts will vest on March 31, 2006 if Mr. Cullens is employed by the Company on that date. See the description of the agreement under "Employment and Severance Agreements" below.
     Includes a $6,150 and $6,000 contribution under the Company's 401(k) Profit Sharing Plan in fiscal years 2005 and
     2004, respectively.
(7)  Represents a contribution under the Company's 401(k) Profit Sharing Plan.
(8)  Mr. Reedy joined the Company in October 2003 and was named an executive officer in fiscal 2004.


     The following tables set forth the number of stock options granted to each of the Named Executive Officers during fiscal 2005, the stock options exercised by each Named Executive Officer in fiscal 2005 and exercisable and unexercisable stock options held by the Named Executive Officers as of March 31, 2005. For purposes of table computations the fair market value at March 31, 2005 was equal to $5.43 per share.


OPTION GRANTS IN THE LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                         ANNUAL RATE OF STOCK
                                                                                          PRICE APPRECIATION
                                                                                         FOR OPTION TERM (2)
-------------------------------------------------------------------------------------   -----------------------
                                            PERCENT OF
                                              TOTAL
                            NUMBER OF        OPTIONS
                           SECURITIES       GRANTED TO     EXERCISE
                           UNDERLYING      EMPLOYEES IN        OR
                             OPTIONS          FISCAL       BASE PRICE    EXPIRATION
         NAME              GRANTED(#)        YEAR(1)         ($/SH)         DATE           5%          10%
------------------------   ------------    -------------   -----------   ------------   ----------   ----------

E.Van Cullens..........        100,000            6.75%         6.705     01/03/2012      272,961      636,115
Timothy J. Reedy.......         50,000            3.38%         6.705     01/03/2012      136,480      318,057

(1)  Based on 1,480,700 total options granted to employees, including the Named Executive Officers, in fiscal 2005.
(2)  The potential realizable value is calculated based on the term of the option at its time of grant (seven years). It is calculated by assuming the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% appreciation rates are set by the Securities and Exchange
     Commission and are not intended to forecast possible future appreciation, if any, in the stock price.
(3)  These options vest over a four-year period with 25% vesting per year and have a 7-year life subject to earlier termination upon the occurrence of certain events related to termination of employment.



FISCAL YEAR-END VALUES
----------------------

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED IN-THE-MONEY
                                                           OPTIONS AT FISCAL YEAR END        OPTIONS AT FISCAL YEAR END
                                                                      (#)                                 ($)
                                                          -----------------------------     ---------------------------------
                              SHARES         VALUE
                           ACQUIRED ON      REALIZED
         NAME              EXERCISE (#)     ($) (1)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE(2)
-----------------------    -------------    ---------     ------------    -------------     -------------    ----------------

E. Van Cullens........               --           --        1,219,682          802,782         4,313,500           1,237,481
Nicholas C. Hindman...           12,950       34,714           91,250          103,370            54,418             263,820
John C. Clark.........               --           --           36,296          121,469            85,367             318,617
William J. Noll.......               --           --          311,500          106,879           199,338             272,692
Timothy J. Reedy......               --           --           80,000           50,000           329,200                  --

(1)  Value is calculated by subtracting the exercise price per share from the fair market value at the time of exercise and multiplying this amount by the number of shares exercised pursuant to the stock option.
(2)  Value is calculated by subtracting the exercise price per share from $5.43, the average of the high and low price of the Company's Class A Common Stock on March 31, 2005, and multiplying such amount by the number of shares subject to the option.


EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company has a severance agreement with Mr. Cullens, the Chief Executive Officer of the Company. The severance agreement provides that in the event that Mr. Cullens is terminated without Cause (as defined therein) or he resigns for Good Reason (as defined therein), the Company shall pay to Mr. Cullens severance payments equal to his salary and bonus for the fiscal year in which the termination occurs, and the severance agreement also provides for the payment of certain amounts upon the occurrence of certain events. Mr. Cullens agreed not to compete with the Company and not to solicit any Company employees for a period of one year after termination in the event that his termination entitles him to severance payments. The Company's severance payment obligations and Mr. Cullens' right to this additional bonus shall terminate upon Mr. Cullens' death, resignation without Good Reason, retirement or termination for Cause.

     The Company also has entered into a deferred compensation program with Mr. Cullens. The amount of deferred incentive compensation to be awarded to Mr. Cullens in each year of his service as Chief Executive Officer of the Company is to be based on the Company's consolidated net income before income taxes as set forth in the Company's audited financial statements for March 31, 2004 and subsequent fiscal years plus any gain on the sale of the Company's interest in Conference Plus, Inc., if any. The amount of the award shall be determined as follows:

CONSOLIDATED  INCOME
BEFORE CUMULATIVE                              MAXIMUM            CUMULATIVE
INCOME TAXES                        RATE       AWARD              MAXIMUM AWARD
-------------------------------     ------     ---------------    -------------

Up to $2,500,000                       5%           $ 125,000        $ 125,000
Next  $3,750,000                       4%           $ 150,000        $ 275,000
Next  $6,250,000                       3%           $ 187,500        $ 462,500
Next  $6,250,000                       2%           $ 125,000        $ 587,500
Next  $6,250,000                       1%            $ 62,500        $ 650,000

     All amounts awarded under the deferred compensation program shall vest on March 31, 2006 as long as Mr. Cullens is employed by the Company on that date. Any amounts earned by Mr. Cullens in the fiscal years ending after March 31, 2006 will be fully vested at the time the amounts are determined as set forth above. The amounts earned under the program will also be fully vested in the event of Mr. Cullens' death or termination of employment by permanent and total disability prior to March 31, 2006 or upon a change in control of the Company. Unless otherwise elected, the deferred incentive compensation earned by Mr. Cullens and vested thereunder will be paid to Mr. Cullens upon his retirement from the Company or other termination of employment. Mr. Cullens shall also have the right to withdraw all vested amounts earned under the program at any time, provided that 5% of the amount withdrawn shall be forfeited to the Company. The Company shall establish a rabbi trust and pay to the trust from time to time an amount equal to any amount earned under the deferred incentive compensation program. The balance in the deferred compensation account will be paid to Mr. Cullens in a lump sum within 30 days after a change in control of the Company or within 90 days after his death or termination of employment by permanent and total disability.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for the Company's executive compensation and employee stock option programs. It periodically determines the compensation to be paid to the executive officers of the Company and administers and determines the awards to be granted under the Company's 2004 Stock Incentive Plan and 1995 Stock Incentive Plan. The Board of Directors has determined that each current member of the Compensation Committee is independent as defined in the Nasdaq listing standards.

OVERVIEW AND PHILOSOPHY

     The executive compensation program is intended to provide overall levels of compensation for the executive officers which are competitive for the industries and the geographic areas within which they operate, the individual's experience, and contribution to the long-term success of the Company. A leading consulting firm provides for the Compensation Committee's consideration information regarding executive compensation of companies that operate in similar industries. The Compensation Committee believes that its task of determining fair and competitive compensation is ultimately judgmental.

     The executive compensation program is composed of base salary, annual incentive compensation, equity based incentives, and other benefits generally available to all employees.

BASE SALARY

     The base salary for each executive is intended primarily to be competitive with companies in the industries and geographic areas in which the Company competes. Surveys from outside firms and consultants are used to help determine what is competitive. In making annual adjustments to base salary, the Compensation Committee also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chief Executive Officer. The Committee considers all such data; it does not prescribe the relative weight to be given to any particular component.

ANNUAL INCENTIVE COMPENSATION

     Annual incentive compensation is ordinarily determined by a formula which considers the financial goals and objectives of the Company.

LONG-TERM INCENTIVES

     In general, the Compensation Committee believes that equity based compensation should form a part of an executive's total compensation package. Equity based compensation may be granted to executives in order to directly relate a portion of the executive's earnings to the stock price appreciation realized by the Company's stockholders over the option period. Equity based compensation also provide executives with the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's equity based compensation will be determined by factors similar to those considered in establishing base salaries. In fiscal 2005, 150,000 stock options and 140,000 shares of restricted stock were granted to executive officers.

DEFERRED COMPENSATION

     The Company's Chief Executive Officer has a deferred compensation arrangement in the form of a Rabbi Trust Agreement

OTHER

     Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     The Compensation Committee applies the same standards in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. However, there are procedural differences. The Chief Executive Officer does not participate in setting the amount and nature of his compensation.

     Internal Revenue Code section 162(m), in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1 million in any taxable year for any executive officer named in the summary compensation table in such corporation's proxy statement. Certain performance-based compensation is exempt from this tax deduction limitation. The Compensation Committee's policy is to structure executive compensation in order to maximize the amount of the Company's tax deduction. However, the Compensation Committee reserves the right to deviate from that policy to the extent it is deemed necessary to serve the best interests of the Company.

     This report is submitted by the Compensation Committee of the Board of Directors.

                                      Respectfully Submitted By:

                                      The Compensation Committee
                                         Paul A. Dwyer (Chair)
                                         Robert Penny III
                                         Roger Plummer
                                         John W. Seazholtz

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61(Communication With Audit Committees), as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors(and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

     During fiscal 2005, management documented, tested and evaluated internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and Ernst & Young kept the Audit Committee apprised of the Company's progress. Management has provided the Audit Committee with a report on the effectiveness of internal controls.

     The Audit Committee is governed by a charter. The Board of Directors has determined that the current members of the Audit Committee each qualify as an "audit committee financial expert" as defined by Item 401(h) of the Regulation S-K and that each of them is "independent" as the term is used in the Item 7(d)(3)(iv) of Schedule 14A under the Securities Act of 1934 as amended.

                                       Respectfully Submitted By:

                                       The Audit Committee
                                       Paul A. Dwyer (Chair)
                                       Eileen A. Kamerick
                                       Bernard F. Sergesketter

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The Compensation Committee is currently composed of Messrs. Dwyer (Chair), Penny, Plummer and Seazholtz. No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

     The Company has granted Robert C. Penny III and Melvin J. Simon, as Trustees of the Voting Trust, certain registration rights with respect to the shares of Common Stock held in the Voting Trust.

     In June 2001, trusts for the benefit of Robert C. Penny III, a director of the Company, and other Penny family members, entered into a guaranty of $10 million of the Company's obligations under its revolving credit facility. In consideration of the guarantee, the Company has granted those trusts warrants to purchase 512,820 shares of Class A Common Stock for a period of five years at an exercise price of $1.95 per share (the fair market value on the date of grant) and agreed to grant registration rights with respect to shares acquired upon exercise. This guarantee is no longer in place. All outstanding warrants were exercised on a cashless basis in July 2005.

     The Company has certain severance agreements with Mr. Cullens, the Chief Executive Officer of the Company. See "Employment and Severance Agreements" above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. During fiscal 2005, all such persons filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934.

                                PERFORMANCE GRAPH

     The following performance graph compares the change in the Company's cumulative total stockholder return on its Class A Common Stock with the cumulative total return of the Nasdaq Stock Market--U.S. Index and the Nasdaq Telecommunications Index for the period commencing April 1, 2000 and ending March 31, 2005. The stock price performance shown in the performance graph is not indicative of future stock price performance.


                           TOTAL RETURN - DATA SUMMARY

                                                 CUMULATIVE TOTAL RETURN
                             -------------------------------------------------------------
                                4/1/00      3/01       3/02      3/03      3/04      3/05

WESTELL TECHNOLOGIES, INC.    $ 100.00   $ 10.59     $ 4.86   $ 12.67   $ 22.90   $ 17.29
NASDAQ STOCK MARKET (U.S.)      100.00     47.08      41.27     21.92     38.39     37.27
NASDAQ TELECOMMUNICATIONS       100.00     43.05      33.25     24.70     33.81     38.23






                                [GRAPHIC OMITTED]

                      EQUITY COMPENSATION PLAN INFORMATION

                                           EQUITY COMPENSATION PLAN INFORMATION AS OF MARCH 31, 2005

                              NUMBER OF SECURITIES TO   WEIGHTED AVERAGE EXERCISE   NUMBER OF SECURITIES REMAINING
                              BE ISSUED UPON EXERCISE      PRICE OF OUTSTANDING      AVAILABLE FOR FUTURE ISSUANCE
                              OF OUTSTANDING OPTIONS,     OPTIONS, WARRANTS AND          (EXCLUDING SECURITIES
PLAN CATEGORY                   WARRANTS AND RIGHTS               RIGHTS            REFLECTED IN THE FIRST COLUMN)
---------------------------- -------------------------- --------------------------- --------------------------------
Equity compensation plans
approved by security
holders                                      8,650,492                       $6.13                        4,120,854

Equity compensation plans
not approved by security                                                                                         --
holders*                                     1,776,923                        2.63
                             -------------------------- --------------------------- --------------------------------

Total                                       10,427,415                       $5.53                        4,120,854
                             ========================== =========================== ================================

*Reflects non-qualified stock options to acquire shares of Class A Common Stock granted to E. Van Cullens and one other employee in fiscal 2002. 1.1 million of these options vest over a four-year period with 25% vesting per year. The remainder are performance based and vest at the earlier of achievement of certain performance goals or eight years. The strike price on 0.9 million, 0.4 million and 0.4 million and 50,000 of the options is $1.95, $2.00, $5.00 and $1.32 per share, respectively. >


AUDIT FEES

     The aggregate fees billed by Westell's independent auditors rendered in connection with (i) the audit of Westell's annual financial statements set forth in the Westell Annual Report on Form 10-K for the year ended March 31 2005, and
(ii) the review of Westell's quarterly financial statements set forth in Westell's Quarterly Report on Form 10-Q for the quarters ended June 30, 2004, September 30, 2004, and December 31, 2004 were approximately $888,000. The fees for those services in fiscal 2004 were $429,000.

     Set forth below is a summary of certain fees paid to Ernst & Young for services for the fiscal years 2004 and 2005.

                                                FISCAL               FISCAL
                                                 2004                 2005
                                           -----------------     ---------------
Audit Fees                                        $ 429,000           $ 888,000
Audit-Related Fees                                   18,000              89,000
Tax Fees                                             18,000              22,000
All Other Fees                                           --                  --
                                           -----------------     ---------------

     Total                                        $ 465,000           $ 999,000

AUDIT RELATED FEES

     Audit related fees were for professional services rendered in connection the accounting consultation.

TAX FEES

     Tax fees consist of fees billed for professional services for tax compliance and other tax consulting.

CONSIDERATION OF NON-AUDIT SERVICES PROVIDED BY INDEPENDENT ACCOUNTANT

     The audit committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditor's independence and has determined that such services are compatible.

AUDIT COMMITTEE PRE-APPROVAL POLICIES

     The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Ernst & Young. The Committee will annually pre-approve services in specified accounting areas. The Committee also annually pre-approves the budget for annual GAAP and statutory audits.


                          PROPOSALS OF SECURITY HOLDERS

     A stockholder proposal to be included in the Company's proxy statement and presented at the 2006 Annual Meeting must be received at the Company's executive offices, 750 North Commons Drive Aurora, Illinois 60504 by no later than April 14, 2006 for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

     Stockholders wishing to nominate a director or bring a proposal before the 2006 Annual Meeting (but not include the proposal in the Company's proxy statement) must cause written notice of the proposal to be received by the Secretary of the Company at the principal executive offices of the Company in Aurora, Illinois, by no later than 60 days prior to the Annual Meeting date, as well as comply with certain provisions of the Company's bylaws. In order for a stockholder to nominate a candidate for director, such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held. In order for a stockholder to bring other business before a stockholders meeting, the notice for such meeting must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.


                              FINANCIAL INFORMATION

     The Company has furnished its financial statements to stockholders in its 2005 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide, without charge to any stockholder, on the request of such stockholder, an additional copy of the 2005 Annual Report and the Company's most recent Form 10-K. Written requests for such copies should be directed to Westell Technologies, Inc., Attention: Nicholas C. Hindman, Sr., Senior Vice President and Chief Financial Officer, 750 North Commons Drive, Aurora, Illinois 60504; telephone number (630) 898-2500.


                    OTHER MATTERS TO COME BEFORE THE MEETING

     The Board of Directors of the Company knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                              By Order of the Board of Directors

                              Nicholas C. Hindman, Sr.
                              Senior Vice President and Chief Financial Officer

Date:  July 29, 2005

PROXY                      WESTELL TECHNOLOGIES, INC.                      PROXY
     This Proxy is solicited by the Board of Directors of Westell Technologies, Inc. for the Annual Meeting of Stockholders, on September 22, 2005, 10:00 a.m., local time, at the Westell Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois 60504.

     The undersigned hereby appoints John W. Seazholtz and Melvin J. Simon, and each of them proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Class A Common Stock and/or Class B Common Stock held of record by the undersigned in Westell Technologies, Inc., upon all subjects that may properly come before the annual meeting, and at any adjournments thereof, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card.

     The undersigned hereby revokes any proxy heretofore given and acknowledges receipt of the proxy statement for the annual meeting.

     This proxy when properly executed will be voted in the manner directed by the undersigned direction is made, this proxy will be voted for proposals 1 and

         (THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                                        (Comments/Change of Address)
                                        ----------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------
(This proxy is continued and to         ----------------------------------------
 be signed on the reverse side.)        (If you have written in the above space,
                                        please mark the corresponding box on the reverse side)

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            - FOLD AND DETACH HERE -
          THE FOLLOWING MATTERS ARE PROPOSED BY THE BOARD OF DIRECTORS
1.  ELECTION OF DIRECTORS:               For  Withhold  List nominee exceptions:
Director Nominees:                       []     []      -----------------------
John W. Seazholtz, , E. Van Cullens,
Paul A. Dwyer, Eileen A. Kamerick,
Robert C. Penny III, Roger L. Plummer,   For All
Bernard F. Sergesketter, Melvin J. Simon All Except
                                         []
- - - - - - - - - - - - - - - - - - - - -
INSTRUCTION:  To withhold
authority to vote for any individual
nominee, write that nominee's name in the space provided

                                        This proxy when properly executed will
                                        be voted in the manner directed herein
                                        by the undersigned stockholder. If no
                                        direction is made, this proxy will be
                                        deemed to constitute direction to vote
                                        "for" each of the above proposals.

                                        Please mark, sign, date and return the
                                        proxy card using the enclosed envelope.

2. Ratification of Ernst & Young LLP as  For Against  Abstain
Auditors                                 []     []       []





Comments/Change of Address     / /         Date ________________________, 2005

                                           Signature(s) ________________________

                                           Signature(s) ________________________
(NOTE: Please sign exactly as name appears on this Proxy. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or partner, give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)